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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use of this Annual Report on Form 20-F of our report dated November 25, 1999, relating to the consolidated financial statements of International Uranium Corporation, which appears in such statement.



PricewaterhouseCoopers LLP
Chartered Accountants



Vancouver, Canada



March 31, 2000